UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 18, 2011 (March 17, 2011)
Buckeye Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas	77046

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.
On March 17, 2011, Buckeye Partners, L.P. (“Buckeye”) agreed to purchase from BP Products North America Inc. and its affiliates (“BP”) 33 refined petroleum products terminals, approximately 640 miles of refined petroleum products pipelines, and BP’s approximately 50% interest in Inland Corporation (“Inland”), for a total purchase price of $225 million subject to customary closing adjustments.
Asset Purchase Agreement
Pursuant to the terms of an Asset Purchase Agreement, dated March 17, 2011, by and among BP Products North America Inc., BP West Coast Products LLC, and Buckeye (the “Asset Purchase Agreement”), Buckeye will purchase the terminals and pipelines for a purchase price of $165 million plus the value of certain additive inventory and capital expenditures made by BP prior to the closing. In connection with the execution of the Asset Purchase Agreement, Buckeye deposited $16.5 million with BP, which will be applied to the purchase price at closing. The deposit is subject to forfeiture in limited circumstances generally involving a breach of the Asset Purchase Agreement by Buckeye and a failure of the transaction to close. The terminals and pipelines are located in the Midwestern, Southeastern, and Western United States.
Share Purchase Agreement
Pursuant to the terms of a Share Purchase Agreement, dated March 17, 2011, by and among BP Oil Pipeline Company and Buckeye (the “Share Purchase Agreement”), Buckeye has agreed to purchase 500 Class A Shares and 3,171 Class B Shares of Inland (the “Inland Shares”), which represent approximately 50% of the Inland shares outstanding. Inland owns one of the largest product pipeline systems in the state of Ohio, consisting of approximately 350 miles of active pipelines and 260 miles of out of service pipelines.
The purchase price for the Inland Shares is $60 million plus the estimated value of certain Inland dividends that are expected to accrue prior to the closing. Under the Share Purchase Agreement, the number of Inland Shares Buckeye is entitled to purchase may be decreased if the other shareholders of Inland exercise rights of first refusal granted to them by the governing documents of Inland, in which case Buckeye’s purchase price will be reduced accordingly. In connection with the execution of the Share Purchase Agreement, Buckeye deposited $6.0 million with BP, which will be applied to the purchase price at closing. The deposit is subject to forfeiture in limited circumstances generally involving a breach of the Share Purchase Agreement by Buckeye and a failure of the transaction to close.
The Asset Purchase Agreement and Share Purchase Agreement contain customary representations, warranties, covenants and indemnification provisions. Consummation of the transactions is subject to customary closing conditions, including regulatory approvals. Subject to the satisfaction of the respective closing conditions, Buckeye expects the transactions contemplated by the Asset Purchase Agreement and Share Purchase Agreement to close in the second quarter of 2011.
Copies of the Asset Purchase Agreement and Share Purchase Agreement have been filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Asset Purchase Agreement, dated March 17, 2011, by and among BP Products North America Inc., BP West Coast Products LLC, and Buckeye Partners, L.P.*
2.2	Share Purchase Agreement, dated March 17, 2011, by and among BP Oil Pipeline Company and Buckeye Partners, L.P.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: March 18, 2011

Exhibit Index

Exhibits
2.1	Asset Purchase Agreement, dated March 17, 2011, by and among BP Products North America Inc., BP West Coast Products LLC, and Buckeye Partners, L.P.*
2.2	Share Purchase Agreement, dated March 17, 2011, by and among BP Oil Pipeline Company and Buckeye Partners, L.P.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.